UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
25501 West Valley Parkway, Suite 300 Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          (b)       On February 23, 2015, Daniel J. Evans, 89, notified the Board of Directors of NIC Inc. (“NIC” or the “Company”) that he does not intend to stand for re-election as a director of the Company at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”).  Governor Evans’s decision not to stand for reelection at the Annual Meeting is not the result of any disagreement with the Company on any matter regarding the Company’s operations, policies or practices.  Governor Evans will continue to serve as a director until the Annual Meeting to be held on May 5, 2015.

The Company deeply appreciates Governor Evans’s significant contributions during his 17 years of service on the Board of Directors and wishes him well in the future.

The Company’s Board of Directors intends to nominate a candidate for election to the Board of Directors at the Annual Meeting to fill the position vacated by Governor Evans.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

	By:	/s/ William F. Bradley, Jr.
William F. Bradley, Jr.
Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary

Date: February 24, 2015